Exhibit 1

                         Participation Rights Agreement
                         ------------------------------

                  THIS PARTICIPATION RIGHTS AGREEMENT (this "Agreement") is made as of December 31, 1997, by and among Motorola, Inc., a Delaware corporation (the "Investor"), American Mobile Satellite Corporation, a Delaware corporation (the "Company"), and the parties listed on Schedule A attached hereto (the "Stockholders").

                  American Mobile Satellite Corporation, a Delaware corporation, the Investor and certain others are parties to a Stock Purchase Agreement dated as of December 31, 1997 (the "Purchase Agreement"). In order to induce the Investor to enter into the Purchase Agreement, the Stockholders have agreed to the provisions set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in
Section 5 hereof.

                  The parties hereto agree as follows:

                  1. Investor Participation Rights. At any time after the Closing Date and prior to the date on which the Investor beneficially owns less than 5% of the Common Stock on a fully-diluted basis:

                  (a) At least 30 days prior to any transfer, assignment or any other disposition of Stockholder Shares (other than a transfer (i) to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in force) or (ii) in other sales through a broker or dealer in the public stock market over an exchange or the Nasdaq Stock Market (a "Transfer"), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Investor, specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder shares to be transferred and the terms and conditions of the Transfer (including the proposed price at which the Stockholder Shares is to be transferred). The Investor may elect to participate in the contemplated Transfer by delivering written notice of such election to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If the Investor elects to participate in such Transfer, each of the Transferring Stockholder and the Investor shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (A) the quotient determined by dividing the number of Stockholder Shares owned by such Person by the aggregate number of Stockholder Shares owned by the Transferring Stockholder and the Investor and (B) the number of Stockholder shares to be sold in the contemplated Transfer.




NYFS07...:\56\53356\0056\2011\SCH1078J.39G

            For example (by way of illustration only), if the Sale Notice contemplated a sale of 100 shares of Common Stock by the Transferring Stockholder, and if the Transferring Stockholder at such time owns shares which constitute 30% of all Common Stock which are Stockholder Shares and if the Investor elects to participate in such Transfer and the Investor owns shares of Common Stock which constitutes 10% of all of the Common Stock which are Stockholder Shares, the Transferring Stockholder would be entitled to sell 75 shares of Common Stock (30% / 40% x 100 shares) and the Investor would be entitled to sell 25 shares of Common Stock (10% / 40% x 100 shares).

                  (b) The Transferring Stockholder will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investor in any contemplated Transfer, and the Transferring Stockholder will not Transfer any of its Stockholder Shares to the prospective transferee(s) unless (i) simultaneously with such Transfer, the prospective transferee(s) purchases from the Investor at the same price and on the same terms, the number of Stockholder Shares which it is entitled to sell to such prospective transferee pursuant to Section 1 above or (ii) simultaneously with such Transfer, the Transferring Stockholder purchases the number of Stockholder Shares from the Investor at the same price and on the same terms which the Investor would have been entitled to sell pursuant to Section 1 above.

                  2. Shareholder Participation Rights. At any time after the Closing Date and prior to the date on which the Investor beneficially owns less than 5% of the Common Stock on a fully-diluted basis:

                  (a) At least 30 days prior to any transfer, assignment or any other disposition of Stockholder shares by the Investor (other than a transfer
(i) to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in force) or (ii) in other sales through a broker or dealer in the public stock market over an exchange or the Nasdaq Stock Market) (a "Transfer"), the Investor shall deliver a written notice (the "Sale Notice") to the Stockholders, specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares to be transferred and the terms and conditions of the Transfer (including the proposed price at which the Stockholder Shares is to be transferred). The Stockholders may elect, pro rata based on the number of Stockholder Shares owned by them, to participate in the contemplated Transfer by delivering written notice of such election to the Investor within 30 days after delivery of the Sale Notice. If any Stockholder elects to participate in such Transfer, the Investor and each such Electing Stockholder (an "Electing Stockholder") shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (A) the quotient determined by dividing the number of Stockholder Shares owned by such Persons by the aggregate number of Stockholder Shares owned by the electing Stockholders and the Investor and (B) the number of Stockholder Shares to be sold in the contemplated Transfer.

            For example (by way of illustration only), if the Sale Notice contemplated a sale of 100 shares of Common Stock by the Investor, and if the Investor at such time owns shares which constitute 30% of all Common Stock which are Stockholder Shares and if Electing Stockholders elect to participate in such Transfer and the Electing Stockholders own shares of Common Stock which constitutes 10% of all of the Common Stock which are Stockholder Shares, the Investor would be entitled to sell 75 shares of Common Stock (30% / 40% x 100 shares) and the Electing Stockholders would be entitled to sell 25 shares of Common Stock (10% / 40% x 100 shares).

                  (b) The Investor will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Electing Stockholders in any contemplated Transfer, and the Investor will not Transfer any of its Stockholder Shares to the prospective transferee(s) unless (i) simultaneously with such Transfer, the prospective transferee(s) purchases from the Electing Stockholders at the same price and on the same terms, the number of Stockholder Shares which they are entitled to sell to such prospective transferee pursuant to Section 2 above or (ii) simultaneously with such Transfer, the Investor will purchase the number of Stockholder Shares from the Electing Stockholders at the same price and on the same terms which the Electing Stockholders would have been entitled to sell pursuant to Section 2 above.

                  3. Agreement to Vote for Transaction. Each Stockholder agrees that it shall vote all of its Stockholder Shares in favor of and take such other action as may be necessary to approve, and hereby consents to the Company entering into, all of the transactions contemplated by the Purchase Agreement, including the issuance of shares of Common Stock to the Investor.

                  4. Registration Rights Agreement. Pursuant to the Purchase Agreement, the Company shall provide the Investor with certain registration rights under a registration rights agreement substantially in the form of Schedule B attached hereto (the "Registration Rights Agreement"). Each Stockholder agrees and acknowledges that pursuant to the Registration Rights Agreement, the Company shall provide the Investor with Demand Registrations and Piggyback Registrations (each as defined in the Registration Rights Agreement) for which the Investor shall have a priority of sale of its Registrable Securities (as defined in the Registration Rights Agreement) over all other unregistered securities held by any other stockholder of the Company. Each Stockholder agrees to subordinate any registration rights granted with respect to the unregistered securities of the Company owned by it (including any unregistered securities it may acquire in the future), to the Investor under the Registration Rights Agreement, and agrees that it shall be bound by Sections 1(b) and 2(c) therein until the end of the 42nd month after the month in which the Closing under the Purchase Agreement occurs (the "Subordination Termination Date"). After the Subordination Termination Date, the Investor and the Stockholders will be pari passu with respect to the priority of sale in any piggyback registration rights granted to such parties as set forth in the Registration Rights Agreement.

                  5.    Definitions.

                  (a) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                  (b) "Stockholder Shares" means (i) any shares of Common Stock issued to the Stockholders and the Investor (including shares issuable upon the exercise of any AMSC Warrants) and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause
(i) above (including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization). As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

                  (c) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

                  6.    Miscellaneous.

                  (a) Entire Agreement; No Inconsistent Agreements. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments and writings. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investor in this Agreement.

                  (b) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Investor and the Stockholders.

                  (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of the Investor's Stockholder Shares are also for the benefit of, and enforceable by, any subsequent holder of such shares.

                  (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision for the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (h) Governing Law. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable overnight courier service (charges prepaid), (iii) sent by facsimile transmission, when transmitted and receipt is confirmed or (iv) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Stockholders at their respective addresses listed on Schedule A attached hereto and to the Investor at the address indicated below:


                  To the Investor:

                  Motorola, Inc.
                  1303 East Algonquin Road
                  Schaumburg, Illinois 60196
                  Attn:  General Counsel
                  Facsimile:  (847) 576-3628

                  With a copy (which will not constitute notice) to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:  Mark B. Tresnowski, Esq.
                  Facsimile:  (312) 861-2200

                  To the Company:

                  American Mobile Satellite Corporation
                  10802 Parkridge Boulevard
                  Reston, Virginia 20191-5416
                  Attn:  General Counsel
                  Facsimile:  (703) 758-6134

                  With a copy (which will not constitute notice) to:

                  Arnold & Porter
                  555 12th Street, N.W.
                  Washington, D.C. 20004
                  Attn:  Samuel A. Flax, Esq.
                  Facsimile:  (202) 942-5999

or to such other address or the attention of such other person as the recipient party has specified by prior written notice to the sending party.


                                    * * * * *

                                   Schedule A
                                   ----------

Hughes Communications Satellite Services, Inc.
1500 Hughes Way
Long Beach, California 90810

Space Technologies Investments, Inc.
1150 Connecticut Avenue, N.W.
4th Floor
Washington, D.C. 20036

Satellite Communications Investments Corporation
1150 Connecticut Avenue, N.W.
4th Floor
Washington, D.C. 20036

Satellite Communications Investments Corporation
1150 Connecticut Avenue, N.W.
4th Floor
Washington, D.C. 20036

Transit Communications, Inc.
1150 Connecticut Avenue, N.W.
4th Floor
Washington, D.C. 20036

Singapore Telecommunications Ltd.
31C Exeter Road
#03-00 Comcentre III
Singapore 239734
Republic of Singapore

Baron Capital Partners, L.P.
767 Fifth Avenue
24th Floor
New York, New York 10153

                                  Schedule B
                                  ----------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of __________, 1998 by and between Motorola, Inc., a Delaware corporation (the "Investor") and American Mobile Satellite Corporation, a Delaware corporation (the "Company").

            The Company, the Investor and certain others are parties to a Stock Purchase Agreement, dated as of December 31, 1997 (the "Purchase Agreement"). In order to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.

            The parties hereto agree as follows:

            1.    Demand Registrations.

            (a) Requests for Registration. At any time after the first anniversary of the Closing Date under the Purchase Agreement, the holders of at least 10% of the Registrable Securities may on two occasions request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration or, if available, Form S-2 or S-3 or any similar short-form registration. All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations". A registration shall not count as one of the two permitted Demand Registrations until it has become effective and has not been deemed to be a Piggyback Registration under Section 1(b); provided that, in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the two permitted Demand Registrations. One of the two Demand Registrations shall be an underwritten registration. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) Priority on Demand Registrations. In the event that the Company proposes to sell any of its securities in any Demand Registration and less than 75% of the Registrable Securities requested to be included in such registration are ultimately sold pursuant to such registration, then such Demand Registration shall be treated for all purposes hereunder as a Piggyback Registration and shall not count as one of the two permitted Demand Registrations. If the managing underwriters in an underwritten offering (as selected in accordance with Section 1(d) below) advise the Company in writing that, in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, if any, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

            (c) Restrictions on Demand Registrations. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if (i) the Company's board of directors determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on a then current proposal or plan by the Company or any of its Subsidiaries to engage in a primary offering of common stock to the public (subject to the Investor's rights under Section 2 below), an acquisition of assets (other than in the ordinary course of business) or a merger, consolidation, tender offer, reorganization or similar transaction, and (ii) if the holders of the Registrable Securities have requested that such Demand Registration be an underwritten registration as permitted under Section 1(a) above, the managing underwriters (as selected in accordance with Section 1(d) below) concur with such determination; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the two permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The right to postpone the filing or the effectiveness of a registration statement pursuant to this Section 1(c) may only be exercised once in any twelve-month period.

            (d) Selection of Underwriters. The holders of a majority of the Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld.

            (e) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities if such right is inconsistent with the terms of this Agreement (including without limitation the priorities set forth in Sections 1(a), 2(c) and 2(d) hereof).

            2.    Piggyback Registrations.

            (a) Right to Piggyback. At any time after the date hereof, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then,

      (A) if such Piggyback Registration is filed under the Securities Act on or prior to the end of the 42nd month after the month in which the Closing under the Purchase Agreement occurs, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration; and

      (B) if such Piggyback Registration is filed under the Securities Act after the end of the 42nd month after the month in which the Closing under the Purchase Agreement occurs, the Company shall include in such registration
      (i) first, the securities the

      Company proposes to sell, (ii) second, the Registrable Securities and all other securities requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each holder thereof.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is solely an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then,

      (A) if such Piggyback Registration is filed under the Securities Act on or prior to the end of the 42nd month after the month in which the Closing under the Purchase Agreement occurs, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, (ii) second, the securities requested to be included therein by the holders requesting such registration, and (iii) third, other securities requested to be included in such registration; and

      (B) if such Piggyback Registration is filed under the Securities Act after the end of the 42nd month after the month in which the Closing under the Purchase Agreement occurs, the Company shall include in such registration the Registrable Securities and all other securities requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each holder thereof.

            (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms or on Form S-3 with respect to any employee benefit plans of the Company), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

            3.    Holdback Agreements.

            (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered pubic offering otherwise agree.

            (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms or on Form S-3 with respect to any employee benefit plans of the Company), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall use reasonable efforts to cause each holder of at least 10% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or pursuant to the exercise of any warrants for Common Stock outstanding as of the date of the Purchase Agreement) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

            4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of AMSC Warrants held by a holder of Registrable Securities), and pursuant thereto, the Company shall as expeditiously as possible:

            (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to any counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

            (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof, set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use all commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form if such registration is underwritten) and take such other customary actions (which persons in similar circumstances would be expected to take in a reasonable effort to facilitate the sale of Registrable Securities as contemplated hereby) as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter or selected by the holders of a majority of the Registrable Securities, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if its sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or
(ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company;

            (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use all commercially reasonable efforts promptly to obtain the withdrawal of such order;

            (m) use all commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

            (n) use all commercially reasonable efforts to provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

            5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system. Notwithstanding the foregoing, the holders of the Registrable Securities shall pay all of the fees and disbursements of their respective separate legal counsel in connection with the registration rights provided hereunder.

            6.    Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify (in the same manner and to the same extent as set forth in Section 6(a) above) the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance on and in conformity with any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnifying party's indemnification is unavailable for any reason.

            7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

            8.    Definitions.

            (a) "Aliens" means any alien or a representative thereof or a foreign government or a representative thereof, or a corporation or other entity organized under the laws of any foreign government.

            (b) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

            (c) "Registrable Securities" means (i) any Common Stock issued pursuant to the Purchase Agreement (including shares issuable upon the exercise of any AMSC Warrants) and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public though a broker, dealer or market maker in compliance with Rule 144 under the

Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

            (d) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

            9. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

            10. Opinion of Counsel. If the Company so requests, any transfer of shares of Common Stock held by the Investor on the effective date of this Agreement (other than shares sold pursuant to the Section 1 or 2 above) shall be accompanied by an opinion of counsel to the Investor, reasonably satisfactory in form and substance to the Company to the effect that such transfer complies with applicable provisions of the Securities Act, and the rules and regulations promulgated thereunder. In addition, each transfer of shares of Common Stock by the Investor shall be accompanied by an opinion of counsel to the transferee reasonably satisfactory in form and substance to the Company, to the effect that such transfer complies with applicable provisions of the Communications Act of 1934, as amended (the "Communications Act"). Notwithstanding the foregoing, no opinion of counsel shall be required in connection with the transfer of shares of Common Stock that cease to be Registrable Securities, unless such shares are transferred together with Registrable Securities in a single transfer or series of related transfers to a single purchaser (including any Affiliates of such purchaser).

            11. Alien Ownership Restrictions. The Investor acknowledges that the Company is, and from time to time may be, subject to the laws, regulations and/or FCC policies restricting the grant of FCC licenses to, or the holding of FCC licenses by, corporations directly or indirectly owned or controlled by Aliens, including, but not limited to,

Section 310(b) of the Communications Act (as modified by any FCC ruling or order specifically applicable to the Company or any subsidiary, the "Alien Ownership Restrictions"). The Investor shall use good faith efforts to cooperate (including providing the Company with annual certifications as reasonably requested by the Company and other documents and/or information as required by the FCC) with the Company in its compliance with the Alien Ownership Restrictions as they relate to the Registrable Securities owned by the Investor. The Investor shall not transfer any Registrable Securities if such transfer would violate the Alien Ownership Restrictions.

            12.   Miscellaneous.

            (a) Entire Agreement; No Inconsistent Agreements. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments and writings. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its equity capitalization which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

            (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

            (e) Successor and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

            (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable overnight courier service (charges prepaid) or (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor and the Company at the applicable address indicated below:

            To Investor:
            ------------

            Motorola, Inc.
            1303 East Algonquin Road
            Schaumburg, Illinois 60196
            Attn: General Counsel
            Facsimile: (847) 576-3628

            With a copy (which will not constitute notice) to:
            --------------------------------------------------

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, Illinois 60601
            Attn:  Mark B. Tresnowski, Esq.
            Facsimile:  (312) 861-2200

            To the Company:
            ---------------

            American Mobile Satellite Corporation
            10802 Parkridge Boulevard
            Reston, Virginia  20191-5416
            Attn:  General Counsel
            Facsimile:  (703) 758-6134

            With a copy (which will not constitute notice) to:
            --------------------------------------------------

            Arnold & Porter
            555 12th Street, N.W.
            Washington, D.C. 20004
            Attn:  Samuel A. Flax, Esq.
            Facsimile:  (202) 942-5999

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.




                                    * * * * *

            IN WITNESS WHEREOF, the parties have duly executed this Registration Rights Agreement as of the date first written above.


                                MOTOROLA, INC.,
                                a Delaware corporation

                                By:  __________________________________

                                Name: _________________________________

                                Its:  _________________________________



                                AMERICAN MOBILE SATELLITE
                                CORPORATION,
                                a Delaware corporation

                                By:  __________________________________

                                Name: _________________________________

                                Its:  _________________________________

                  IN WITNESS WHEREOF, the parties have duly executed this Participation Rights Agreement as of the date first written above.

MOTOROLA, INC.,                            SATELLITE MOBILE TELEPHONE
a Delaware corporation                     COMPANY, L.P.

By:     /s/ Julie A. Welch                 By:     /s/ Douglas I. Brandon
        -----------------------------              -----------------------------
Name:   Julie A. Welch                     Name:   Douglas I. Brandon
        -----------------------------              -----------------------------
Its:    Sr. Operations Controller          Its:    VP - External Affairs & Law
        -----------------------------              -----------------------------


HUGHES COMMUNICATIONS                      TRANSIT COMMUNICATIONS, INC.
SATELLITE SERVICES, INC.

By:     /s/ Amnon Carr                     By:     /s/ Douglas I. Brandon
        -----------------------------              -----------------------------
Name:   Amnon Carr                         Name:   Douglas I. Brandon
        -----------------------------              -----------------------------
Its:    Assistant Treasurer                Its:    VP - External Affairs & Law
        -----------------------------              -----------------------------


SATELLITE COMMUNICATIONS                   SINGAPORE
INVESTMENTS CORPORATION                    TELECOMMUNICATIONS, LTD.

By:     /s/ Douglas I. Brandon             By:     /s/ Yap Chee Keong
        -----------------------------              -----------------------------
Name:   Douglas I. Brandon                 Name:   Yap Chee Keong
        -----------------------------              -----------------------------
Its:    VP - External Affairs & Law        Its:    Group Financial Controller
        -----------------------------              -----------------------------


SPACE TECHNOLOGIES                         AMERICAN MOBILE SATELLITE
INVESTMENTS, INC.                          CORPORATION

By:     /s/ Douglas I. Brandon             By:     /s/ Gary M. Parsons
        -----------------------------              -----------------------------
Name:   Douglas I. Brandon                 Name:   Gary M. Parsons
        -----------------------------              -----------------------------
Its:    VP - External Affairs & Law        Its:    President and CEO
        -----------------------------              -----------------------------

                         [Continuation of Signature Page
                       to Participation Rights Agreement]


Solely with respect to its Warrants:

BARON CAPITAL PARTNERS, L.P.
  By:   Baron Capital Management, Inc.,
        a General Partnership

By:      /s/ Morty Schaja
         ---------------------------------
Name:    Morty Schaja
         ---------------------------------
Its:     S.V.P.
         ---------------------------------

For purposes of Sections 3 only of the Participation Rights Agreement only:

BARON CAPITAL MANAGEMENT, INC.

By:      /s/ Morty Schaja
         ---------------------------------
Name:    Morty Schaja
         ---------------------------------
Its:     S.V.P.
         ---------------------------------

BAMCO, INC.

By:      /s/ Morty Schaja
         ---------------------------------
Name:    Morty Schaja
         ---------------------------------
Its:     S.V.P.
         ---------------------------------